UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 16041 Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013, the Board of Directors (the “Board”) of InspireMD, Inc. (the “Company”) appointed Campbell Rogers. M.D. as a Class III member of the Board, effective as of the same date, with a term expiring at the Company’s 2014 annual meeting of stockholders. In connection with his appointment, Dr. Rogers was granted an option to purchase 125,000 shares of the Company’s common stock (“Common Stock”) on September 3, 2013 at an exercise price of $2.12, which was the closing price of the Common Stock on the date of grant (the “Rogers Option”), subject to the terms and conditions of the 2011 U.S. Equity Incentive Plan, a sub-plan of the Company’s 2011 Umbrella Option Plan. The Rogers Option vests and becomes exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant, provided that in the event that Dr. Rogers is either (i) not reelected as a director at the Company’s 2014 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2014 annual meeting of stockholders, the option vests and becomes exercisable on the date of Dr. Rogers’s failure to be reelected or nominated. The Rogers Option has a term of 10 years from the date of grant. The Company has also agreed to pay Dr. Rogers an annual stipend of $25,000.

Dr. Rogers has served as chief medical officer of HeartFlow, Inc., a cardiovascular diagnostics company, since March 2012. Prior to joining HeartFlow, he was the Chief Scientific Officer and Global Head of Research and Development at Cordis Corporation, Johnson & Johnson, where he was responsible for leading investments and research in cardiovascular devices, from July 2006 to March 2012. Prior to that, he was Associate Professor of Medicine at Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology, and Director of the Cardiac Catheterization and Experimental Cardiovascular Interventional Laboratories at Brigham and Women’s Hospital. He served as Principal Investigator for numerous interventional cardiology device, diagnostic, and pharmacology trials, is the author of numerous journal articles, chapters, and books in the area of coronary artery and other cardiovascular diseases, and was the recipient of research grant awards from the NIH and AHA. He received his A.B. from Harvard College and his M.D. from Harvard Medical School.

On September 3, 2013, Ofir Paz resigned as a member of the Board, effective as of the same date. Mr. Paz is not resigning because of a disagreement with the Company or on any matter relating to its operations, policies or practices.

The foregoing description of the Rogers Option is qualified in its entirety by reference to the full text of the nonqualified stock option agreement granting the options entered into by the Company and Dr. Rogers, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On September 4, 2013, the Company issued a press release announcing the appointment of Dr. Rogers and the resignation of Mr. Paz. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Nonqualified Stock Option Agreement, dated September 3, 2013
99.1	Press release dated September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: September 9, 2013	By:	/s/ Alan W. Milinazzo
Name: Alan W. Milinazzo
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Nonqualified Stock Option Agreement, dated September 3, 2013
99.1	Press release dated September 4, 2013